Exhibit 99.1

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EDITED TRANSCRIPT
DW - Q1 2013 Drew Industries Incorporated Earnings Conference Call

EVENT DATE/TIME: MAY 03, 2013 / 03:00PM GMT

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MAY 03, 2013 / 03:00PM GMT, DW - Q1 2013 Drew Industries Incorporated Earnings Conference Call

CORPORATE PARTICIPANTS

Jeff Tryka Lambert, Edwards & Associates - IR

Fred Zinn Drew Industries Incorporated - President and CEO

Jason Lippert Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

Joe Giordano Drew Industries Incorporated - CFO and Treasurer

Leigh Abrams Drew Industries Incorporated - Chairman

CONFERENCE CALL PARTICIPANTS

Scott Stember Sidoti & Company - Analyst

Wenjun Xu Thompson Research Group - Analyst

Daniel Moore CJS Securities - Analyst

Barry Vogel Barry Vogel & Associates - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the first quarter 2013 Drew Industries Incorporated earnings conference call. My name is Regina and I will be your conference operator for today. At this time, all participants are in a listen-only mode. Later we will be conducting a question and answer session. (Operator instructions).

As a reminder, today's event is being recorded for replay purposes. I would now like to turn the conference over to your host for today, Mr. Jeff Tryka with Drew's investor relations firm. Please go ahead.

Jeff Tryka - Lambert, Edwards & Associates - IR

Thank you, Regina. Good morning, everyone, and welcome to the Drew Industries 2013 first-quarter conference call. I am Jeff Tryka with Lambert Edwards, Drew's investor relations firm, and I am joined on the call today by members of Drew's management team including Leigh Abrams, Chairman of the Board of Drew; Fred Zinn, President and CEO and a Director of Drew; Jason Lippert, Chairman and CEO of Lippert Components and Kinro and a Director of Drew; and Joe Giordano, CFO and Treasurer of Drew.

We are going to take a few minutes to discuss our first-quarter results. However, before we do so, it is my responsibility to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the securities laws.

As a result, I must caution you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, in our Form 10-K for the year ended 2012 and in our other filings with the SEC.

With that, I would like to turn the call over to Fred Zinn. Fred?

Fred Zinn - Drew Industries Incorporated - President and CEO

Thank you, Jeff, and thank you all for joining us on the call today. In the first quarter Drew continued to perform very well on the topline, achieving record net sales of $253 million. Our sales growth came from our core towable RV markets where our growth exceeded industry growth, and we continued to gain momentum in adjacent markets, in motorhomes and in the aftermarket.

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MAY 03, 2013 / 03:00PM GMT, DW - Q1 2013 Drew Industries Incorporated Earnings Conference Call

In terms of margins, as we said last quarter, our goal is to recover during the second half of 2013 all or most of the 2% decline in 2012 EBIT margin. While none of us are really satisfied with our first quarter profit margin, we believe we are right on track to accomplish that goal.

Compared to the fourth quarter of 2012, we did make progress towards improving our production efficiencies, with direct labor as a percent of sales in the first quarter declining by more than 1% of sales compared to Q4. The improvement in our labor would have been even greater had it not been for the temporary slowdown in industry production in the latter part of March, and that is because we were staffed for higher production levels.

After a greater than 30% year-over-year increase in January, industry production for March increased only 3% from year-earlier levels, slowing particularly in the second half of March. This slowdown reduced our March sales by an estimated $10 million, but fortunately, this pause turned out to be quite brief with solid industry growth of about 15% achieved in April. On balance, industry fundamentals still appear to be solid.

First quarter margins were also impacted by high fixed costs. To maintain our top notch customer service during a period of exceptional growth, we bolstered both operating and administrative staff. Cost reductions are currently being implemented to bring staffing and other fixed costs to more appropriate levels without impacting our ability to grow. We remain confident that our continued focus on customer service will yield substantial long-term benefits.

Likewise, operating margins for recently aligned facilities, new products and new markets -- while they didn't reach their potential, they are all improving. The same is true for our aluminum extrusion operation. Through continuing efficiency improvements and sales growth, we are on track in each of these key areas to achieve improved results during the second half of 2013.

To attain our margin improvement goal, we implemented many valuable new processes to improve production flow and eliminate waste. Further, our management team is now prepared to take over for the manufacturing process consultants that we engaged during the last few quarters. This will eliminate $700,000 of consulting costs that we incurred in the first quarter alone.

While our progress has been somewhat hampered by high fixed costs, the brief slowdown in industry production and higher material costs than in the fourth quarter of 2012, we do believe we have taken the right steps to enable us to reach our goal of improving margins by approximately 2% during the second half of 2013.

As you know, in a week I will retire and Jason will be Drew's CEO. Jason has been responsible really for all of Drew's operations for the last five years, and he has been essential to our success for much, much longer than that. Over the years Jason has aggressively responded to the ever-changing conditions in both of our markets, in all of our markets. And I know he is determined to continue to provide innovative products and outstanding customer service while striving for improved bottom-line results. That is for the benefit of all of our stakeholders- stockholders, employees and customers.

Now I'll turn the call over to Jason.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

Thanks, Fred, and good morning everyone. First off, I want to thank Fred for his significant contribution to the success of Drew over the last 30-plus years. He has given our Company a lot of good guidance and advice, and he will truly be missed.

Next, I want to thank all of our extraordinary employees. Because of their hard work and dedication, we have been able to achieve record sales of $253 million in the first quarter of 2013. And we have been able to attain sales of $100 million in the month of April 2013, a record for one month for our Company. I would like to note that this record was accomplished without any acquisitions in the last 12 months. And while the month of May is just getting started, orders remain strong.

If you go back to early 2012, you might remember we found ourselves very understaffed going into a big growth period, which resulted in undue overtime and fatigue, and thus significantly higher costs. Bottom line, we underestimated what we needed in 2012. We responded aggressively by evaluating our needs for future growth as a result of the RV industry picking up, and increased both our facilities and staff significantly.

As it turns out, determining proper staffing levels while undergoing a $220 million sales increase last year turned out not to be an exact science. Over the past year, staffing for the Company was further complicated by the implementation of significant operational changes like plant movements and consolidations, the addition of nearly 0.5 million square feet of manufacturing, which was huge, and the continued market share growth of recently introduced products.

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MAY 03, 2013 / 03:00PM GMT, DW - Q1 2013 Drew Industries Incorporated Earnings Conference Call

Also, lower than expected first-quarter sales exposed some of these fixed cost additions. In the first quarter, we averaged about $84 million of sales per month, while sales in April reached $100 million, or 19% higher. Although we may have overshot our staffing requirements for early 2013, with sales now reaching the forecasted higher levels, we are in a better position to evaluate our staffing needs, which is what we are focusing on now.

Numerous staff adjustments have already been made too, which will help bring our fixed cost more in line with our needs by the second half of the year.

All the investments we made during the past year were aimed at meeting the needs of our customers over the long term. One thing we cannot do in our business is fail to be prepared for growth and fail to meet our customers' expectations. To help ensure that this does not happen, we significantly expanded our capabilities in research and development, engineering, facilities management, automation, information systems, quality control, customer service and other areas. All of this planning and addition was done over the last three quarters. It was a lot.

And while the costs associated with these investments have been incurred in advance of the projected growth, we learned in 2012 that playing catch-up can be extremely costly in dollars, customer confidence and management time. We are not going to allow that situation to recur.

Finally, and really most exciting, we have achieved substantial growth across many of our product lines, and I want to talk about that for a second. In particular, I want to highlight our market share growth in several areas. For the most recent 12-month period, our furniture and mattress sales were approximately $80 million, which is double from when we entered this product line in 2008. The upward trend continues due to several new customers that have come on board, and that is due to our fantastic management team there.

Further, the features and quality of our awning products are also being very well received. We have gained nearly a 15% market share in our awning product line, which was just introduced in early 2012, and is continuing to trend upwards. That is a huge accomplishment in just a short period of time.

Schwintek's slide-out mechanisms and our towable leveling have had great market share improvements as well. Likewise, our extrusion and axle products are gaining share in the specialty trailer markets, as we continue to build new customer relationships in that relatively new market. Our aftermarket business is also continuing to gain market share each quarter.

I want to say again that we have the strongest management team around. In fact, I feel that it is the best we have had since began leading the Company in 2003. People are our passion, and I am very proud to be associated with this group of managers and employees that we've assembled over the years, as well as the great customers that we are privileged to serve every day.

Now I am going to ask Joe to provide a few additional comments on our financial results and then we'll take some questions. Joe?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Thank you, Jason. First of all I want to thank Fred for all that he has done for me over the past 10-plus years of working together. He has provided me with a wealth of insight and knowledge which will hopefully continue to benefit Drew and its shareholders for years to come.

Next, let me provide a quick update for you on some of the estimates that we provided in the earnings release regarding Manufactured Housing statistics, as the actual March shipment data were released this morning. And for the month of March there were about 4500 homes produced, bringing the first quarter of 2013 total industry-wide shipments of manufactured homes to 12,900 units, which is consistent with the first quarter of 2012.

Also, based on these actual shipments, our content for the last 12 months for new manufactured homes produced was $1446 per unit.

Now I am going to provide a little -- provide some comments here on margin. Due to the efficiency improvements we implemented, our gross margin in the first quarter of 2013 was greater than the gross margin for the trailing 12 months ended March 2013. Our gross margin improved in the first quarter of 2013 as compared to the fourth quarter of 2012, despite $2.5 million in higher material costs and seasonally elevated payroll taxes of more than $1 million. This was the first sequential improvement in quarterly gross margin since the first quarter of 2012 which, as we noted, was when the significant increase in demand began to negatively impact our operating profit margin.

As expected, however, the first quarter of 2013 continued to be impacted by higher than normal outsourcing, facility realignment and consolidation costs, and higher fixed costs, as well as less-than-optimal labor efficiencies. And as Fred and Jason noted, our labor efficiencies continue to improve, and we are making adjustments to our fixed costs.

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MAY 03, 2013 / 03:00PM GMT, DW - Q1 2013 Drew Industries Incorporated Earnings Conference Call

In addition to that, in order to lower our outsourcing costs, which we have talked to you about in the past, we are currently installing a second glass tempering facility which should be operational during the second quarter of 2013. And we expect to realize savings from this investment beginning in the 2013 third quarter.

Additional facility projects, including our new thermoforming operation in Indiana, are also expected to be substantially completed in the second quarter of 2013. And we do not expect facility realignment and consolidation costs to be significant in the second half of 2013.

Selling, general and administrative expenses, SG&A, as a percent of sales declined from 13.8% -- nearly 14% in the 2012 fourth quarter to 13% in the first quarter of 2013, but increased compared to 12.3% in the first quarter of 2012. The increase compared to the first quarter last year was largely due to the $2 million to $3 million in additional personnel costs, personnel and related costs, and the $700,000 that Fred mentioned related to the management consulting project. The management consulting project was completed in the first quarter of 2013, and no additional costs related to this project are expected for the balance of 2013. Further, we should continue to see improvements in our labor efficiencies as a result of this project. And as Jason noted, we are reviewing staffing levels and making adjustments where necessary.

Summing that up, as we said, we remain confident that the steps we have taken and the additional changes we are implementing will increase our margins, in particular during the second half of 2013.

I am going to change focus and move over to the cash flows and balance sheet here. To meet our current and projected capacity needs, as well as improved operating efficiencies, our capital expenditures for the first quarter of 2013 were $9 million, which included about $2 million for the new glass tempering operation. We continue to estimate that our capital expenditures for the full year 2013 will be approximately $27 million to $32 million, while 2013 depreciation and amortization will be approximately $25 million to $27 million.

In the first quarter of 2013, our inventory seasonally increased by $13 million, which was primarily to support the 20% increase in April 2013 net sales, which reached, as we said, a record $100 million. Inventory turnover remained strong, and for the 12 months ended March 2013 was 7.9 turns -- a very significant improvement from the 6.5 turns for the 12 months ended March 2012. Our operating guys have done an excellent job there.

The effective tax rate was 37.8% for the first quarter of 2013 compared to 35.7% in the first quarter of 2012. The first quarter of 2012 benefited from the expiration of certain federal tax statute of limitations which caused the rate to be lower than normal, and those same items did not recur in the 2013 first quarter. The effective rate for the full year 2013 is still estimated to be 37% to 38%.

Thank you for your time, and this is the end of our prepared remarks. So, Regina, we are ready to take some questions.

 QUESTION AND ANSWER

Operator

(Operator instructions). Scott Stember, Sidoti & Company.

Scott Stember - Sidoti & Company - Analyst

Good morning. Can you talk about the aftermarket side? I noticed that you have had a full year now of being in most of the distributors' catalogs versus a year ago, could you talk about the traction that you are seeing there? And maybe just talk about the opportunities with awnings and if you have seen any demand for the awning product there.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

Yes. When you -- on the last part of your question, when you are talking about awnings are you talking about on the aftermarket side or the --

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MAY 03, 2013 / 03:00PM GMT, DW - Q1 2013 Drew Industries Incorporated Earnings Conference Call

Scott Stember - Sidoti & Company - Analyst

Yes the after -- yes, I am talking about the aftermarket for everything, yes.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

Perfect, perfect. Yes, good question. We have got -- as you said, we've spent the last year courting wholesale distributors that handle the products and distribute to the dealers. So those are our primary customers there.

We do have some bigger dealers that we are doing business direct with, but for the most part, just the last year has been spent courting the wholesale distributors, informing them about our aftermarket products. And now that they have started to take on some programs, they are dipping their feet in the water with us and trying to see what is going to move with the dealers. And based on what is living on and off the shelf, they will continue to ramp up more business.

So, the best I can tell -- and we are learning a little bit every quarter -- is that the wholesale distributors are very happy with the programs that we have given them, mainly from the standpoint that we can offer so many products all at once whereas typically a vendor that they deal with is very, very limited on the number of products they can supply. So we have got a huge edge there.

I think that the wholesale distributors are going to take another four quarters or so and continue to evaluate how our products move to the dealers and off their shelves. And we will just continue to get stronger every quarter.

But all in all, our sentiment is that things are very positive there. And the fact that the wholesale distributors are very excited about what we bring to the table is the biggest clue to how well we are going to do in this area.

And on the awnings side, we are just getting awning programs into the aftermarket wholesale distributors. So we looked at suspension products and some accessory products in the very beginning, because those products we already had ready. And because our awnings are relatively new, our product, we have been trying to get that packaged and set up so that it is kind of a drop-in to the aftermarket wholesale distributors, so that they can put up cookie-cutter displays. And we have all the parts and product supplied there that they are going to need. But our hope is, on aftermarket awnings, is that that becomes the biggest piece of our aftermarket business.

Scott Stember - Sidoti & Company - Analyst

Got you. Great. And on the adjacent side, on the RV piece, you saw some nice growth there. Could you talk about some of the end markets that you are pushing product into?

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

Yes on the -- for adjacent markets or for the RV market?

Scott Stember - Sidoti & Company - Analyst

For the adjacent part of the RV segment I guess.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

For awnings.

Scott Stember - Sidoti & Company - Analyst

Yes, for -- no, the adjacent you know --

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MAY 03, 2013 / 03:00PM GMT, DW - Q1 2013 Drew Industries Incorporated Earnings Conference Call

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

In general?

Scott Stember - Sidoti & Company - Analyst

Yes. In general, yes.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

Yes, I think it's -- we approached that market a few years ago and we are slowly gaining ground. We are getting -- we put a specialty sales team in place about a year and a half ago, and just having people out in the field. And most of that business is outside Elkhart County, which is where our home base is, obviously. So, having people out in the field, living out there for a couple of years has really made a huge difference. And with extrusions and axle products in particular, those have been real good core products for us to have in those markets, and it is such a huge market that there is potential we are finding every day.

So we are really encouraged by the amount of acceptance we've had in the specialty trailer area with some of our core products. And we will continue, once we get the baseline products, the core products and leveraging in some of those new customers, we are going to follow it up with a lot of our other products. You kind of have to dip your foot in with one or two products and follow it, like we have in the RV business with everything else.

Scott Stember - Sidoti & Company - Analyst

Okay. And last question on the margins, I know that obviously in the first quarter it was a difficult comparison with the ramp up in cost really occurring in the second quarter. But with things on the -- the improvement right now, and knowing that things will get much better in the back half of the year, we should see some improvements obviously from -- on a year-over-year basis in the second quarter from a margin perspective, correct?

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

Yes, we are going to -- like we have been saying, we are going to continue see improvement quarter in, quarter out with much of it expected in the back half of the year. And we are optimistic about where we are at and we remain confident that we are going to continue to see improvement.

Scott Stember - Sidoti & Company - Analyst

And the 200 basis points that Fred alluded to earlier, that would be on a run rate basis in the back half of the year, not for the full-year obviously, right?

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

Joe, you want to add some color on that one?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

What was that, Scott, can you repeat that?

Scott Stember - Sidoti & Company - Analyst

Yes, when talking about recouping much of the 200 basis points that were lost in 2012 in the back half of the year, that's basically talking about the run rate that you'll be running in those quarters, right, not for the full year, obviously?

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MAY 03, 2013 / 03:00PM GMT, DW - Q1 2013 Drew Industries Incorporated Earnings Conference Call

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Correct. Yes, I mean we have already had the margin for the first quarter be below that. So it would be more at a run rate during the second half of the year.

And just to come back to the second quarter here, we are -- again, we are trying to point everybody's attention to the back half of 2013 to look for the recovery or recoupments, whichever word you want to use, of the 2% plus margin. I think we look sequentially for improvements here as compared to the first quarter of 2013. But I think you are still -- to make the comparison to last year is -- may still be difficult. I think it is better to compare it to this quarter for improvement.

Scott Stember - Sidoti & Company - Analyst

Got you. That's great. Thank you so much.

Operator

Kathryn Thompson, Thompson Research Group.

Wenjun Xu - Thompson Research Group - Analyst

Good morning, this is Wenjun filling in for Kathryn.

So, on additional efficiency improvement, can you provide us a little bit more detail on what actions you have taken in the quarter and what are left to the implemented in Q2? And how we can -- well, yes, that's about the question.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

We have got a few things going on. We have got some succession things that are going to happen over the coming quarter that will add to that improvement. But we have got several different areas in manufacturing that we are focused on with some of the plants moving and consolidations that we have done here over the past couple of quarters.

With all of that stuff kind of winding down, we are able to focus more on some of the manufacturing improvements. And we have got a lot of opportunities in a lot of different areas. And while we can't provide color on what is going to happen in Q2 over Q1, we certainly again remain confident that we are going to continue to improve quarter to quarter.

Wenjun Xu - Thompson Research Group - Analyst

Okay. And then you estimated that industry-wide Manufactured Housing shipments in April increased about 5% to 10%. Can you share with us your performance in April?

And also, the press release mentioned that the timing of orders from certain customers impacted content for Manufactured Homes. Can you expect that impact to go away and benefit Q2?

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

Joe, if you want to add some color there, I will circle back and follow up with my thoughts.

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MAY 03, 2013 / 03:00PM GMT, DW - Q1 2013 Drew Industries Incorporated Earnings Conference Call

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Yes, that would be great. The April -- on order here, the April estimate of 5% to 10% is just an estimate at this point, for what we see for an estimate for the month of April. With that industry, as you know, the numbers are down significantly from a decade or so ago. So it doesn't take much for a couple-point movement on one side or the other.

In terms of the first quarter, we have seen a reversal of that trend at the beginning of the year. I think a couple of customers got off to a little bit of a slower start here at the beginning of the year, which did impact some of our content numbers. But we have seen the last couple months' sales, which appear to have recovered.

And again, our market share on certain products there is lower than it may be on the RV side of the business, as we've disclosed. So customer mix can also have a relatively significant impact on our content.

And it is always important -- we have our two segments and such, but Manufactured Housing, when we look at it in total, is only 11% of our total sales, of which that 11% -- about two-thirds of that relates to new production and the other third relates to the aftermarket and adjacent industries there also.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

And on top of that, I think I would add that if we look at each of our individual customers on the MH side of our business, there haven't been any real noteworthy changes in market share within our business there, as it pertains to the MH customers.

Wenjun Xu - Thompson Research Group - Analyst

Okay, thank you so much for taking my question today.

Operator

Daniel Moore, CJS Securities.

Daniel Moore - CJS Securities - Analyst

At the risk of beating a dead horse, just want to clarify that the 2% margin uplift in H2, that is on a year-over-year basis, correct, and not sequential?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Correct.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

Come again with the question, Daniel.

Daniel Moore - CJS Securities - Analyst

Yes, I just wanted to clarify that the uplift was year-over-year, your expected margin improvement in H2, I should say.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

Yes. (multiple speakers) That's correct.

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MAY 03, 2013 / 03:00PM GMT, DW - Q1 2013 Drew Industries Incorporated Earnings Conference Call

Daniel Moore - CJS Securities - Analyst

Okay. And you called out $700,000 of consulting costs and $1.1 million in succession expense. Any other nonrecurring discrete expense items in the quarter in SG&A, be it consolidation expense or other nonrecurrings that you might point to?

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

Joe?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Yes the -- I will put aside, I try to look at operating profit, as you know, so I won't focus on a particular line. And we talked about facility consolidation costs and process improvement costs. That did occur again in the first quarter of 2013. So that included those management consultants. We are probably on the magnitude of about between $1.5 million and $2 million. And I would expect that, in total, with that $700,000, to come down to $500,000 to $1 million here in the second quarter. The (multiple speakers) -- go ahead.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

I was just going to say we've targeted about $1 million in salaried cost reductions here in the last few weeks that will carry forward as well. And we are going to continue to analyze -- as we talked about in our speeches, analyze staffing.

And now that we have hit the higher projected sales levels that we have been planning our business, growing our business around, we will continue to evaluate that going forward and make the necessary adjustments.

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

And in addition, it would be -- once the Drew corporate office here is closed, we should begin to start saving $2 million on an annualized basis from the closure of this office.

Daniel Moore - CJS Securities - Analyst

And that's X-ing out the succession related costs in Q1 and Q2, correct?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Correct, yes. Those -- we'll have, what, $1.1 million in the first quarter, another roughly $700,000 in the second quarter, and then those should be done and then we'll start saving about $2 million on an annualized basis. There will be a little bit of some overlap as we finish transition, but that $2 million should start kicking in real soon.

Daniel Moore - CJS Securities - Analyst

And then back half of (multiple speakers)

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Yes, and just one other quick thing as I look at my notes here, payroll taxes were seasonally high in the first quarter. As I think we all know that's when those taxes kick in. But -- so we should start to see some -- should, will, see some decline in the second quarter and for the balance of the year.

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MAY 03, 2013 / 03:00PM GMT, DW - Q1 2013 Drew Industries Incorporated Earnings Conference Call

Daniel Moore - CJS Securities - Analyst

Got it.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

Really, what's also exciting about looking forward is April's encouraging numbers. And that can take care of a lot, as sales stay at a higher level. So I think we need to keep focused on that.

Daniel Moore - CJS Securities - Analyst

Absolutely. And lastly, we have been -- Fred, you've always talked about incremental operating margin goal that's -- the core business, excluding some of the ancillary -- the new products, new markets of about 20%.

Given the volatility in volumes, should we still think in those terms for the next couple of quarters? Or does that, do you think that relationship still holds once the dust settles from what's gone on with staffing levels, etc., here in the short-term?

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes, that's really more of a longer-term guideline. Quarter over quarter it's very hard to focus -- or to really expect that kind of consistency. But I would say most of our products should carry an incremental margin in that category in that range, 20%.

Of course as we grow, we will incur some fixed costs, too, which come off that. But I think over the long term we should see something close to that range.

Operator

(Operator instructions). Barry Vogel, Barry Vogel & Associates.

Barry Vogel - Barry Vogel & Associates - Analyst

Good morning. First question is for Joe. On the content table that you gave us which is a good table -- by the way I have got to congratulate you. Your press release is the best you have ever had in terms of how to decipher all of this stuff. You've gone beyond -- you have done a very good job.

You have trailing twelve months in 2013, for travel trailers and fifth-wheelers; $2718 content per unit; motorhomes $1131 and Manufactured Housing $1446 now. Can you give us your estimate for the full -- roughly what the content figures would be for the full year, roughly, for the towables and the motorhomes and for Manufactured Housing?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

I can't give projections on what I think those are going to be. But I can tell you that we have continued to gain market share in our products over the last several quarters.

But there are many factors that go into that content. The mix of units produced is something that does play into that and that is something we can't control. We can do what we can control, continue to develop new products, make improvements to our existing products, continue developing strong relationships with our customers, which is what will allow us to increase market share.

Again, I don't know what the projection will be, but I can look at the history of that. And historically we have averaged $170, $180 a year. I don't know if that history will come through again this year, but it has been that for a decade.

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MAY 03, 2013 / 03:00PM GMT, DW - Q1 2013 Drew Industries Incorporated Earnings Conference Call

Barry Vogel - Barry Vogel & Associates - Analyst

In the towables, for towables?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

In towable RVs, correct. Motorhomes, as you see, there was very substantial growth here. It is still a very small part of our business, but again, we have done an excellent job of penetrating that market, and what Jason talked about especially with the Schwintek slide and leveling devices, they are in the motorhome market.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

And I would add that content focus is who we are and what we do, and we have been laser focused on content and how to add value to existing products, how to create new products, how to continue to upgrade our R&D capabilities to be more of an R&D facility for our customers. So that's what we are going to continue doing and we have got high hopes that we are going to continue to do what we have done historically, like Joe said. Lot of good things going on.

Barry Vogel - Barry Vogel & Associates - Analyst

Now, again, I don't want to beat a dead horse for the third time. I have just got one little question on the margin -- the 2% margin thing. Is that a consolidated Company operating margin that we are talking about?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Yes. I am looking at the operating profit lines. It does include the -- it is after corporate.

Barry Vogel - Barry Vogel & Associates - Analyst

Right, so it is a -- okay, because in 2012 -- at least I had written this down after your full-year conference call, the one you had in February, that you had a 6.5% Company operating margin in 2012. And I was just speculating that based on the comments you made on the first -- on the fourth quarter conference call, I jotted down 8% plus or minus the [13].

And I think that Fred has commented that the median EBIT margin [since 2000] was about 7.9%. So it is a Company operating margin. And I guess the 8%, given the fact you started off slowly and given the fact that you may have a run rate getting back to that quote, unquote 2%, you are probably not going to be able to reach 8%, but you are going to --

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

For the full year. For the full year. I would definitely agree with that comment. Again, we are looking at getting back to that level during the second half of 2013.

Barry Vogel - Barry Vogel & Associates - Analyst

Okay, now I have a question for Jason. Given your super cash flows, your super growth in terms of market shares, etc. and your great balance sheet, and all the turmoil you've had because your business has exploded, how would you characterize your current acquisition plate in terms of attitude under these circumstances?

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MAY 03, 2013 / 03:00PM GMT, DW - Q1 2013 Drew Industries Incorporated Earnings Conference Call

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

That is a real good question. I think that our acquisition plate was probably a lot more challenged through the course of the last 14, 16 months. As we stated, we took on a lot of different things.

We had a couple acquisitions back from 2011 that we were swallowing up and trying to move plants around and staff for new business and new products. We had some new product introductions. We are making some structural changes within the Company. And have added -- like I said, we have added automation teams. We've upgraded our service and warranty teams significantly. Our engineering and quality teams -- we did a lot last year.

So I gauge the -- where we stand today, with respect to acquisitions, as probably in a better spot to start making some of those happen. And we have been looking at acquisitions the whole period of time the last 14 to 16 months. And nothing really jumped out at us that would add that kind of value that we are looking for.

But that being said, there are acquisition opportunities on the table now. We are going to continue to look at everything that comes forward. And we are extremely optimistic about our opportunity, considering that we have changed our structure and our teams around to be able to more adequately digest some of our acquisitions coming up in the future.

So this is a good -- this will be a good year for us to do it, if there are any available and have the value to be worthy of us considering and pushing the button there. So I think today is a good time to be able to actually execute as well as we ever have.

Barry Vogel - Barry Vogel & Associates - Analyst

Keep on doing good -- you guys keep on doing a great job constantly and I congratulate you for it.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

Thanks.

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Thank you.

Operator

Scott Stember, Sidoti.

Scott Stember - Sidoti & Company - Analyst

It's a question on the aluminum extrusion operations. Can you talk about what your self-sufficiency is now for that aluminum and the cost savings there? And also just talk about if you have started to sell any product to the outside world yet.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO of Lippert Components and Kinro

Yes, sure. There's a lot going on in that world. It is a fairly big operation. We bit off quite a lot to put the three presses in that we have got, and push the aluminum out that we are.

We are definitely taking care of the aluminum products within our operations that consume aluminum components through the extrusion operation. We are doing the parts that we want to do, the parts that seem to be the most profitable. And we have spent a lot of time over the last several quarters trying to figure out what that mix looks like.

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MAY 03, 2013 / 03:00PM GMT, DW - Q1 2013 Drew Industries Incorporated Earnings Conference Call

And what I would say, going back a few quarters, we started selling aluminum extrusions to the outside. And today it is a fairly substantial part of that operation. We are finding that there are customers out there that are looking for a good supplier, and we are a Company that's focused on our people, our customers, our quality, developing new products and really giving a level of service that nobody else does, and it has opened some doors for us.

So I really am optimistic about the amount of outside business we'll be able to do, specifically because there's so many industries out there that manufacture that use aluminum extrusion, extruded components. So we are going to continue to find ways internally to use more aluminum product, especially where we can maybe create an extrusion that takes the place of maybe some steel components that require more labor, because you can just do more with aluminum shapes. You can create a shape for just about anything in aluminum.

So -- but that being said, we are not as happy as we would like to be with the progress of that division, but we are going to continue to find ways to get more efficient. We have gotten more efficient quarter in, quarter out. It's taken us a little bit longer, but it was an operation that we weren't as familiar with as we are some of our other -- building some of our other core products and manufacturing.

So I mentioned that we are cash flow positive there now, which is a big win for us. Like I said, the topline opportunity and supplying multiple industries and getting into some more adjacent industries and finding new industries that we can sell that product into, that is a real huge opportunity for us going forward.

Scott Stember - Sidoti & Company - Analyst

Great. Thank you.

Operator

Ladies and gentlemen, this concludes the question and answer portion of today's event. I would like to turn the call back over to management for any closing remarks they would like to make.

Leigh Abrams - Drew Industries Incorporated - Chairman

This is Leigh Abrams, Chairman of the Board. I just want to thank Fred again for the terrific job that he has done over the last five years as CEO, and the equally perfect job that he did for 25 years prior to that as CFO. We are really going to miss Fred, but he is going to certainly be available by phone and we won't hesitate to call on his vast experience he has got related to Drew.

As I have always said over the years, it has been our goal to always think about succession in management. And I think when Fred took over, we showed that we had management ready. And now with Jason and his team taking over, we are especially thrilled that we have an experienced but young and very aggressive management team.

Jason, I want to wish you the absolute best of luck going forward. And, Fred, you know we love you (laughter) with you. And of course Joe is moving to Indiana, so our team is intact. And we look forward to great times for many years to come. So I thank you all for listening.

Fred Zinn - Drew Industries Incorporated - President and CEO

Thanks, Lee.

Operator

Ladies and gentlemen --

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MAY 03, 2013 / 03:00PM GMT, DW - Q1 2013 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President and CEO

Very good, well, I thank you all again. For many of you, you have been stockholders for a long time. I really want to thank you for all of your support over the years and the confidence you have expressed in us.

The future will be a little different for me personally, but I do look forward to watching from the sidelines and seeing Drew succeed and overcome challenges and take advantage of opportunities, as it has for decades. As we said, we are all very confident in Jason and his team and its ability to lead Drew forward to even greater accomplishments in the future.

So, as Leigh said, I wish you the best of success, Jason. I am confident that you will achieve great things and I look forward to watching it. Thank you all again for joining us.

Operator

Ladies and gentlemen, thank you for your participation today. This concludes our presentation and you may now disconnect. Have a great day.

Editor

This transcript contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, acquisitions, plans and objectives of management, markets for the Company's Common Stock and other matters. Statements in this transcript that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 27A of the Securities Act of 1933 (the "Securities Act").

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this transcript are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this transcript, and in our subsequent filings with the Securities and Exchange Commission (the "SEC").

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this transcript, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel-based components and aluminum) and other components, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, availability and costs of labor, inventory levels of retail dealers and manufacturers, levels of repossessed products for which we sell our components, changes in zoning regulations for manufactured homes, sales declines in the industries to which we sell our products, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the successful integration of acquisitions, realization of efficiency improvements, interest rates, oil and gasoline prices, and the successful implementation of management succession. In addition, international, national and regional economic conditions and consumer confidence affect the retail sale of products for which we sell our components.

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MAY 03, 2013 / 03:00PM GMT, DW - Q1 2013 Drew Industries Incorporated Earnings Conference Call

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